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EXHIBIT 99.1

October 23, 2003

Dow Reports More Than 150% Increase
in Earnings for Third Quarter of 2003

Third Quarter of 2003 Highlights

  •
  Sales were $8.0 billion, an increase of 13 percent from third quarter 2002 sales of $7.1 billion, with an 8 percent increase in price and a 5 percent increase in volume.

  •
  Net income rose to $332 million, compared with $128 million a year ago, an increase of more than 150 percent.

  •
  Dow reported earnings of $0.36 per share, compared with $0.14 per share a year ago, an improvement of more than 150 percent.

  •
  A continued focus on significant cost reduction and productivity improvements contributed strongly to results.

	3 Months Ended September 30		9 Months Ended September 30
(In millions, except for per share amounts)
	2003	2002	2003	2002
Net Sales	$7,977	$7,084	$24,300	$20,648
Net Income	$332	$128	$801	$471
Earnings Per Common Share	$0.36	$0.14	$0.87	$0.51

Before Cumulative Effect of Changes in Accounting Principles:
Income	$332	$128	$810	$404
Earnings Per Common Share	$0.36	$0.14	$0.88	$0.44

For additional information, see Supplemental Information following the text of this release.

Review of Third Quarter Results

        The Dow Chemical Company today reported sales of $8.0 billion for the third quarter of 2003, compared with $7.1 billion a year ago. Net income was $332 million, compared with $128 million a year ago. Earnings per share were $0.36, compared with $0.14 per share a year ago, an increase of more than 150 percent.

        "Dow had a substantial improvement in third quarter results, in spite of a greater than 20 percent increase in feedstock and energy costs compared with the third quarter of last year," said J. Pedro Reinhard, executive vice president and chief financial officer. "Volume growth was broad-based across geographies and businesses, and when coupled with price improvements and a continued focus on significant cost reductions, the result was markedly better earnings and cash flow."

        Sales were up 13 percent, compared with the third quarter of 2002, with an 8 percent increase in price and a 5 percent increase in volume. Prices were up in all segments and geographic areas, with the strongest gains in Asia Pacific and Latin America. Volume was up in most segments and in all geographic areas, led by double-digit growth in Asia Pacific.

        Purchased feedstock and energy costs in the third quarter rose $465 million, compared with third quarter 2002. Year to date, feedstock and energy costs were almost $2.4 billion higher than in the same nine-month period last year.

        In the combined performance segments, earnings before interest, income taxes and minority interests ("EBIT") increased approximately 65 percent, compared with the third quarter of last year. Performance Plastics results were strengthened by improved sales and EBIT in most businesses. Fabricated Products showed increases due in part to strong home building trends in North America. Polyurethanes benefited from strong demand for MDI in rigid foam applications, as well as from continued growth in Polyurethane Systems. Within Performance Chemicals, Emulsion Polymers was particularly strong, posting improved sales and EBIT, compared with the same quarter last year, in spite of weaker demand within the global advertising and carpet manufacturing industries. Agricultural Sciences posted solid results in what is typically a seasonally slow quarter. Sales in this segment increased 13 percent, and EBIT showed substantial improvement, with strong volume growth in key products around the world. Growth in spinosad insect control products was supported by new registrations in Asia Pacific and in Europe.

        Overall EBIT in the basics segments improved 18 percent from last year, despite substantially higher feedstock and energy costs. Plastics sales increased 13 percent, with higher prices and volume. Polyethylene volume was particularly strong in Europe and Latin America. Chemicals sales rose 20 percent, compared with the same quarter last year, due to overall higher price and volume. Ethylene glycol had a very strong quarter, with double-digit gains in both price and volume, compared with the same quarter last year. Chlor-vinyls faced continued challenges from higher natural gas costs and weakness in caustic demand from the pulp and paper industry.

        Feedstock and energy costs remained high and volatile during the third quarter, resulting in margin compression as prices moved down compared with the second quarter of 2003, particularly in the basics businesses. Volume, however, continued to improve, up 5 percent when compared with the second quarter, excluding the Agricultural Sciences segment which experienced a typical seasonal decline.

        "While we expect that the demand for chemicals should increase with improving economic conditions, high and volatile feedstock and energy costs and continued pressure on prices leave the profit outlook for the fourth quarter uncertain," according to Reinhard. "With possible margin compression and a normal seasonal slowdown, it will be a real challenge for us to match third quarter results in the fourth quarter. However, we are confident that earnings will be substantially better than fourth quarter a year ago as we continue to focus on disciplined cost control measures."

        See segment information at the end of this release for reconciliation between EBIT and "Net Income Available for Common Stockholders."

Upcoming Webcast:

        Dow will host a live Webcast of its third quarter earnings conference call with investors to discuss its results, business outlook and other matters today at 10 a.m. EDT on www.dow.com.

About Dow

        Dow is a leading science and technology company that provides innovative chemical, plastic and agricultural products and services to many essential consumer markets. With annual sales of $28 billion, Dow serves customers in more than 170 countries and a wide range of markets that are vital to human progress, including food, transportation, health and medicine, personal and home care, and building and construction, among others. Committed to the principles of sustainable development, Dow and its approximately 50,000 employees seek to balance economic, environmental and social responsibilities.

        Note: The forward-looking statements contained in this document involve risks and uncertainties that may affect the Company's operations, markets, products, services, prices and other factors as discussed in filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, economic, competitive, legal, governmental and technological factors. Accordingly, there is no assurance that the Company's expectations will be realized. The Company assumes no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

Supplemental Information

        The following tables show the impact of certain items recorded in the three-month and nine-month periods ended September 30, 2003 and 2002.

Description of Certain Items Affecting Results:

Third Quarter of 2002

        Results in the third quarter of 2002 were unfavorably impacted by additional merger-related integration costs of $6 million, additional merger-related severance of $21 million, and severance related to a workforce reduction program at Dow AgroSciences of $5 million. These costs are shown on the income statement as "Merger-related expenses and restructuring."

	Pretax Impact(1)		Impact on Net Income(2)
	Three Months Ended		Three Months Ended
In millions	Sept. 30, 2003	Sept. 30, 2002	Sept. 30, 2003	Sept. 30, 2002
Merger-related expenses and restructuring	—	$(32)	—	$(20)

Total	—	$(32)	—	$(20)

Year-to-Date 2003 and 2002

        In the first nine months of 2003, earnings were impacted by an after-tax charge of $9 million related to the adoption of Statement of Financial Accounting Standards (SFAS) No. 143, "Accounting for Asset Retirement Obligations."

        Results in the first nine months of 2002 were impacted by: additional merger-related expenses and restructuring of $55 million, goodwill impairment losses of $16 million related to investments in nonconsolidated affiliates, a $10 million restructuring charge (Dow's share) recorded by UOP LLC, and a net after-tax gain of $67 million related to the adoption of two new accounting standards (SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets").

	Pretax Impact(1)		Impact on Net Income(2)
	Nine Months Ended		Nine Months Ended
In millions	Sept. 30, 2003	Sept. 30, 2002	Sept. 30, 2003	Sept. 30, 2002
Merger-related expenses and restructuring	—	$(55)	—	$(35)
Goodwill impairment losses in nonconsolidated affiliates	—	(16)	—	(16)
UOP restructuring	—	(10)	—	(7)
Cumulative effect of changes in accounting principles	—	—	$(9)	67

Total	—	$(81)	$(9)	$9

(1)
Impact on "Income before Income Taxes and Minority Interests"

(2)
Impact on "Net Income Available for Common Stockholders"

THE DOW CHEMICAL COMPANY—3Q03 EARNINGS
FINANCIAL STATEMENTS (Note A)

The Dow Chemical Company and Subsidiaries
Consolidated Statements of Income

	Three Months Ended		Nine Months Ended
In millions, except per share amounts (Unaudited)	Sept. 30, 2003	Sept. 30, 2002	Sept. 30, 2003	Sept. 30, 2002
Net Sales	$7,977	$7,084	$24,300	$20,648

Cost of sales	6,861	6,049	20,994	17,435
Research and development expenses	247	262	730	784
Selling, general and administrative expenses	334	389	1,043	1,185
Amortization of intangibles	14	16	44	49
Merger-related expenses and restructuring	—	32	—	55
Equity in earnings of nonconsolidated affiliates	74	47	203	42
Sundry income (expense)—net	69	18	115	1
Interest income	22	13	60	43
Interest expense and amortization of debt discount	204	194	626	571

Income before Income Taxes and Minority Interests	482	220	1,241	655

Provision for income taxes	127	67	360	202
Minority interests' share in income	23	25	71	49

Income before Cumulative Effect of Changes in Accounting Principles	332	128	810	404

Cumulative effect of changes in accounting principles (Note B)	—	—	(9)	67

Net Income Available for Common Stockholders	$332	$128	$801	$471

Share Data
Earnings before cumulative effect of changes in accounting principles per common share—basic	$0.36	$0.14	$0.88	$0.44
Earnings per common share—basic	$0.36	$0.14	$0.87	$0.52
Earnings before cumulative effect of changes in accounting principles per common share—diluted	$0.36	$0.14	$0.88	$0.44
Earnings per common share—diluted	$0.36	$0.14	$0.87	$0.51
Common stock dividends declared per share of common stock	$0.335	$0.335	$1.005	$1.005
Weighted-average common shares outstanding—basic	919.8	911.7	917.3	909.9
Weighted-average common shares outstanding—diluted	926.5	917.9	922.9	917.3

Depreciation	$434	$417	$1,293	$1,207

Capital Expenditures	$256	$398	$751	$1,086

Notes to the Consolidated Financial Statements:

Note A:	The unaudited interim consolidated financial statements reflect all adjustments which, in the opinion of management, are considered necessary for a fair presentation of the results for the periods covered. Certain reclassifications of prior year amounts have been made to conform to current year presentation. These statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002. Except as otherwise indicated by the context, the terms "Company" and "Dow" as used herein mean The Dow Chemical Company and its consolidated subsidiaries.
Note B:
On January 1, 2002, the Company adopted SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." The cumulative effect of adoption was a net gain of $67 million and was primarily due to the write-off of negative goodwill related to BSL, partially offset by the write-off of unrelated goodwill impairments.
On January 1, 2003, the Company adopted SFAS No. 143, "Accounting for Asset Retirement Obligations." The cumulative effect of adoption was a charge of $9 million (net of tax of $5 million).

The Dow Chemical Company and Subsidiaries

Consolidated Balance Sheets

In millions (Unaudited)	Sept. 30, 2003	Dec. 31, 2002
Assets
Current Assets
Cash and cash equivalents	$2,566	$1,484
Marketable securities and interest-bearing deposits	47	89
Accounts and notes receivable:
Trade (net of allowance for doubtful receivables—2003: $124; 2002: $127)	3,144	3,116
Other	2,184	2,369
Inventories	4,167	4,208
Deferred income tax assets—current	133	109

Total current assets	12,241	11,375

Investments
Investment in nonconsolidated affiliates	1,800	1,565
Other investments	1,924	1,689
Noncurrent receivables	308	577

Total investments	4,032	3,831

Property
Property	39,307	37,934
Less accumulated depreciation	25,797	24,137

Net property	13,510	13,797

Other Assets
Goodwill	3,226	3,189
Other intangible assets (net of accumulated amortization—2003: $380; 2002: $349)	590	613
Deferred income tax assets—noncurrent	3,850	3,776
Asbestos-related insurance receivables—noncurrent	1,300	1,489
Deferred charges and other assets	1,556	1,492

Total other assets	10,522	10,559

Total Assets	$40,305	$39,562

Liabilities and Stockholders' Equity
Current Liabilities
Notes payable	$371	$580
Long-term debt due within one year	1,086	797
Accounts payable:
Trade	2,601	2,834
Other	1,987	1,789
Income taxes payable	217	202
Deferred income tax liabilities—current	32	30
Dividends payable	308	326
Accrued and other current liabilities	2,551	2,298

Total current liabilities	9,153	8,856

Long-Term Debt	11,695	11,659

Other Noncurrent Liabilities
Deferred income tax liabilities—noncurrent	1,117	994
Pension and other postretirement benefits—noncurrent	3,834	3,775
Asbestos-related liabilities—noncurrent	1,923	2,072
Other noncurrent obligations	3,255	3,214

Total other noncurrent liabilities	10,129	10,055

Minority Interest in Subsidiaries	368	366

Preferred Securities of Subsidiaries	1,000	1,000

Stockholders' Equity
Common stock	2,453	2,453
Additional paid-in capital	1	—
Unearned ESOP shares	(52)	(61)
Retained earnings	9,376	9,520
Accumulated other comprehensive loss	(1,857)	(2,097)
Treasury stock at cost	(1,961)	(2,189)

Net stockholders' equity	7,960	7,626

Total Liabilities and Stockholders' Equity	$40,305	$39,562

See Notes to the Consolidated Financial Statements.

The Dow Chemical Company and Subsidiaries
Operating Segments and Geographic Areas

	Three Months Ended		Nine Months Ended
In millions (Unaudited)	Sept. 30, 2003	Sept. 30, 2002	Sept. 30, 2003	Sept. 30, 2002
Operating segment sales
Performance Plastics	$1,966	$1,815	$5,721	$5,369
Performance Chemicals	1,399	1,316	4,174	3,877
Agricultural Sciences	623	551	2,318	2,082
Plastics	1,890	1,667	5,741	4,783
Chemicals	1,098	917	3,195	2,463
Hydrocarbons and Energy	939	711	2,883	1,779
Unallocated and Other	62	107	268	295

Total	$7,977	$7,084	$24,300	$20,648

Operating segment EBIT
Performance Plastics	$199	$140	$498	$532
Performance Chemicals	233	172	540	535
Agricultural Sciences	42	(25)	405	190
Plastics	155	170	451	214
Chemicals	82	38	217	(30)
Hydrocarbons and Energy	19	9	6	50
Unallocated and Other	(66)	(103)	(310)	(308)

Total	$664	$401	$1,807	$1,183

Geographic area sales
United States	$3,124	$2,843	$9,622	$8,467
Europe	2,649	2,384	8,519	6,898
Rest of World	2,204	1,857	6,159	5,283

Total	$7,977	$7,084	$24,300	$20,648

(1)
Dow uses "Earnings before Interest, Income Taxes and Minority Interests" ("EBIT") as its measure of profit/loss for segment reporting purposes. EBIT includes all operating items relating to the businesses and excludes items that principally apply to the Company as a whole. A reconciliation of EBIT to "Net Income Available for Common Stockholders" is provided below:
	Three Months Ended		Nine Months Ended
	Sept. 30, 2003	Sept. 30, 2002	Sept. 30, 2003	Sept. 30, 2002
EBIT	$664	$401	$1,807	$1,183
Interest income	22	13	60	43
Interest expense and amortization of debt discount	204	194	626	571
Provision for income taxes	127	67	360	202
Minority interests' share in income	23	25	71	49
Cumulative effect of changes in accounting principles	—	—	(9)	67

Net Income Available for Common Stockholders	$332	$128	$801	$471

Sales Volume and Price by Operating Segment and Geographic Area

	Three Months Ended Sept. 30, 2003			Nine Months Ended Sept. 30, 2003
Percentage change from prior year	Volume	Price	Total	Volume	Price	Total
Operating segments
Performance Plastics	2%	6%	8%	(3)%	10%	7%
Performance Chemicals	—	6%	6%	1%	7%	8%
Agricultural Sciences	6%	7%	13%	6%	5%	11%
Plastics	6%	7%	13%	(2)%	22%	20%
Chemicals	8%	12%	20%	4%	26%	30%
Hydrocarbons and Energy	22%	10%	32%	31%	31%	62%

Total	5%	8%	13%	3%	15%	18%

Geographic areas
United States	4%	6%	10%	3%	11%	14%
Europe	5%	6%	11%	2%	21%	23%
Rest of World	8%	11%	19%	4%	13%	17%

Total	5%	8%	13%	3%	15%	18%

End of Dow Chemical 3Q03 Earnings Release

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Dow Reports More Than 150% Increase in Earnings for Third Quarter of 2003
The Dow Chemical Company and Subsidiaries Consolidated Balance Sheets
The Dow Chemical Company and Subsidiaries Operating Segments and Geographic Areas
Sales Volume and Price by Operating Segment and Geographic Area